Exhibit 77(q)

Exhibits

(a)(1)    Articles of Amendment effective August 21, 2010 changing the name of ING Strategic Allocation Conservative Fund to ING Capital Allocation Fund.- Filed as an Exhibit to Post-Effective Amendment No. 137 to the Registrant’s Form N-1A Registration Statement on September 24, 2010 and incorporated herein by reference.

(a)(2) Articles of Amendment effective September 9, 2010, dissolving ING Balanced Fund, ING Strategic Allocation Growth Fund and ING Strategic Allocation Moderate Fund – Filed as an Exhibit to Post-Effective Amendment No. 137 to the Registrant’s Form N-1A Registration Statement on September 24, 2010 and incorporated herein by reference.